UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/04/2008

Sun Microsystems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15086

Delaware	94-2805249
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4150 Network Circle
Santa Clara, California 95054-1778
(Address of principal executive offices, including zip code)

(650) 960-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Chief Executive Officer FY09 Bonus Terms.

On July 30, 2008, the Leadership Development and Compensation Committee (the "LDCC") of the Board of Directors (the "Board") of Sun Microsystems, Inc. ("Sun") approved the Chief Executive Officer (the "CEO") bonus terms for fiscal year 2009 (the "Terms") under Sun's 162(m) Executive Officer Performance-Based Bonus Plan. The Terms provide for an annual bonus payable to the CEO rather than a quarterly bonus as provided in the bonus terms for fiscal year 2008. The Terms provide for a maximum bonus pool of $4 million, with 50% of the funding based on Sun's annual revenue goal and 50% on Sun's annual operating income goal. The annual target bonus payment is set at 50% of the bonus pool, but may range from 0-100% as determined in the sole discretion of the LDCC. A copy of the Terms, as approved, is attached hereto Exhibit 10.1 and is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Amendment to Bylaws.

On July 31, 2008, the Board of Sun voted to amend the first paragraph of Section 3.3 of Sun's Bylaws, effective immediately, to revise the majority vote standard for the election of directors to utilize an "against" vote rather than a "withheld" vote in determining whether a director has received the requisite number of votes to remain on the Board under the majority vote standard. A copy of Sun's Bylaws, as amended, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number 3.2 - Bylaws, as amended July 31, 2008.

Exhibit Number 10.1 - Chief Executive Officer Bonus Terms for FY09.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Microsystems, Inc.

Date: August 04, 2008	By:	/s/ Michael A. Dillon
Michael A. Dillon
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-3.2	Bylaws, as amended July 31, 2008
EX-10.1	Chief Executive Officer Bonus Terms for FY09